Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com

Exhibit 99.1
NEWS RELEASE

MARSH & McLENNAN COMPANIES REPORTS SECOND QUARTER 2012 RESULTS

Revenue Growth Drives Strong Earnings Growth Across Each Operating Company
Second Quarter GAAP EPS From Continuing Operations Increases 20% to $.60
Adjusted EPS Increases 22% to $.61

NEW YORK, August 7, 2012 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm providing advice and solutions in risk, strategy and human capital, today reported financial results for the second quarter, ended June 30, 2012.

Brian Duperreault, President and CEO, said: “Our outstanding second quarter results successfully built on our strong first quarter. We produced revenue growth in each of our Operating Companies as well as excellent growth in operating income in both Risk and Insurance Services and Consulting, with meaningful margin improvement.

“Marsh continued its strong performance, including underlying revenue growth across all geographies and excellent new business development. Guy Carpenter produced impressive results, continuing its long-term trend of underlying revenue growth driven by international operations.

“Our Consulting segment produced underlying revenue growth, with a strong increase in profitability. Both Mercer and Oliver Wyman contributed to the segment's double-digit growth in earnings and improved margins.

"Our operating results in the second quarter demonstrate that we continue to track favorably against our long-term performance goals,” concluded Mr. Duperreault.

Consolidated Results
Consolidated revenue in the second quarter of 2012 was $3 billion, an increase of 3%, or 5% on an underlying basis from the second quarter of 2011. Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of items such as acquisitions, dispositions and transfers among businesses. Operating income rose 11% to $518 million. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 13% to $523 million in the second quarter.

Income from continuing operations in the second quarter of 2012 was $339 million, or $.60 per share, compared with $286 million, or $.50 per share, in the second quarter of 2011. Adjusted earnings per share in the quarter was $.61, an increase of 22% from $.50 in the second quarter of 2011. Net income was $329 million, compared with $282 million in the second quarter of 2011.

For the six months ended June 30, 2012, income from continuing operations was $693 million, or $1.23 per share, compared with $605 million, or $1.06 per share, in 2011. Adjusted earnings per share for the six months increased 17% to $1.24, compared with $1.06 last year.

Risk and Insurance Services
Risk and Insurance Services segment revenue in the second quarter of 2012 was $1.7 billion, an increase of 5%, or 6% on an underlying basis. Operating income increased 12% to
$401 million, compared with $356 million in last year's second quarter. Adjusted operating income in the second quarter increased 14% to $402 million from $352 million. For the first six months of 2012, segment revenue was $3.4 billion, an increase of 6% from the prior year period, and 7% growth on an underlying basis. Operating income increased 11% to

$818 million, compared with $739 million in 2011. Adjusted operating income rose 11% to $818 million, compared with $735 million last year.

Marsh's revenue in the second quarter of 2012 increased 4% to $1.4 billion, or 6% on an underlying basis. International operations reported underlying revenue growth of 7% in the second quarter, reflecting growth of 14% in Latin America, 10% in Asia Pacific, and 5% in EMEA. In the United States/Canada division, underlying revenue grew 4%. Guy Carpenter's second quarter revenue was $275 million, an increase of 7%, or 10% on an underlying basis.

Consulting
Consulting segment revenue in the second quarter of 2012 was $1.3 billion, an increase of
2%, or 4% on an underlying basis. Operating income increased 13% to $172 million, compared with $152 million in the prior year period. Adjusted operating income rose 14% to $176 million, compared with $154 million. For the six months of 2012, segment revenue increased 3% to $2.7 billion, or 4% on an underlying basis. Operating income increased 18% to $331 million, compared with $280 million in 2011. Adjusted operating income rose 18% to $338 million, compared with $285 million last year.

Mercer's revenue in the second quarter of 2012 was $960 million, an increase of 2% on a reported basis, and 3% underlying. Retirement, with revenue of $267 million, rose 1% on an underlying basis; Health & Benefits, with revenue of $255 million, was up 6%; Talent, Rewards & Communications, with revenue of $132 million, was up 1%; Outsourcing, with revenue of $178 million, increased 1%; and Investments, with revenue of $128 million, rose 7%. Oliver Wyman's revenue increased 2% to $381 million in the second quarter of 2012, or
8% on an underlying basis.

Other Items
Investment income, including mark-to-market gains in private equity investments, was
$4 million in the second quarter of 2012, compared with an investment loss of $6 million in 2011. At the end of the second quarter of 2012, cash and cash equivalents was $1.5 billion.

In the second quarter of 2012, the Company repurchased 3.1 million shares of its common stock for $100 million. The Company has $453 million remaining under the share repurchase program authorized by the Board of Directors. In addition, the Company increased its quarterly dividend 5% to $.23 per share, effective with the third quarter payment on August 15, 2012.

Conference Call
A conference call to discuss second quarter 2012 results will be held today at 8:30 a.m. Eastern Time. To participate in the teleconference, please dial +1 888 455 2271. Callers from outside the United States should dial +1 719 325 2384. The access code for both numbers is 4389734. The live audio webcast may be accessed at www.mmc.com. A replay of the webcast will be available approximately two hours after the event.

About Marsh & McLennan Companies
MARSH & McLENNAN COMPANIES (NYSE: MMC) is a global team of professional services companies offering clients advice and solutions in the areas of risk, strategy and human capital. Marsh is a global leader in insurance broking and risk management; Guy Carpenter is a global leader in providing risk and reinsurance intermediary services; Mercer is a global leader in human resource consulting and related services; and Oliver Wyman is a global leader in management consulting. Marsh & McLennan Companies' 53,000 colleagues worldwide provide analysis, advice and transactional capabilities to clients in more than 100 countries. The Company prides itself on being a responsible corporate citizen and making a positive impact in the communities in which it operates. Visit www.mmc.com for more information.

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “plan,” “project” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, we may use forward-looking statements when addressing topics such as: the outcome of contingencies; the expected impact of acquisitions and dispositions; pension obligations; market and industry conditions; the impact of foreign currency exchange rates; our effective tax rates; the impact of competition; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure, dividend policy, cash flow and liquidity; future actions by regulators; and the impact of changes in accounting rules.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, among other things:

▪	our exposure to potential liabilities arising from errors and omissions claims against us, particularly in our Marsh and Mercer businesses in the U.S. and the U.K.;

▪	our ability to make strategic acquisitions and dispositions and to integrate, and realize expected synergies, savings or strategic benefits from the businesses we acquire;

▪	changes in the funded status of our global defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

▪	the impact of any regional, national or global political, economic, regulatory or market conditions on our results of operations and financial condition, including the European debt crisis and market perceptions concerning the stability of the Euro;

▪	the impact of changes in interest rates and deterioration of counterparty credit quality on our results related to our cash balances and investment portfolios, including corporate and fiduciary funds;

▪	the impact on our net income caused by fluctuations in foreign currency exchange rates;

▪	the impact on our net income or cash flows and our effective tax rate in a particular period caused by settled tax audits and expired statutes of limitation;

▪	the extent to which we retain existing clients and attract new business, and our ability to incentivize and retain key employees;

▪
our exposure to potential criminal sanctions or civil remedies if we fail to comply with foreign and U.S. laws and regulations that are applicable to our international operations, including import and export requirements, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010, local laws prohibiting corrupt payments to government officials, as well as various trade sanctions laws;

▪
the impact of competition, including with respect to our geographic reach, the sophistication and quality of our services, our pricing relative to competitors, our customers' option to self-insure or utilize internal resources instead of consultants, and our corporate tax rates relative to our competitors;

▪	the potential impact of rating agency actions on our cost of financing and ability to borrow, as well as on our operating costs and competitive position;

▪	our ability to successfully recover should we experience a disaster or other business continuity problem;

▪	our ability to maintain adequate physical, technical and administrative safeguards to protect the security of our data;

▪	changes in applicable tax or accounting requirements; and

▪
potential income statement effects from the application of FASB's ASC Topic No. 740 (“Income Taxes”) regarding accounting treatment of uncertain tax benefits and valuation allowances, including the effect of any subsequent adjustments to the estimates we use in applying this accounting standard.

The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, we caution readers not to place undue reliance on the above forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made. Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the “Risk Factors” section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$3,026	$2,928	$6,077	$5,812
Expense:
Compensation and Benefits	1,776	1,728	3,572	3,449
Other Operating Expenses	732	735	1,460	1,426
Total Expense	2,508	2,463	5,032	4,875
Operating Income	518	465	1,045	937
Interest Income	6	5	12	12
Interest Expense	(45)	(49)	(91)	(100)
Investment Income (Loss)	4	(6)	24	13
Income Before Income Taxes	483	415	990	862
Income Tax Expense	144	129	297	257
Income from Continuing Operations	339	286	693	605
Discontinued Operations, Net of Tax	(2)	3	(2)	15
Net Income Before Non-Controlling Interest	$337	$289	$691	$620
Less: Net Income Attributable to Non-Controlling Interest	8	7	15	13
Net Income Attributable to the Company	$329	$282	$676	$607
Basic Net Income Per Share
- Continuing Operations	$0.61	$0.51	$1.24	$1.08
- Net Income Attributable to the Company	$0.60	$0.51	$1.24	$1.10
Diluted Net Income Per Share
- Continuing Operations	$0.60	$0.50	$1.23	$1.06
- Net Income Attributable to the Company	$0.59	$0.50	$1.22	$1.09
Average Number of Shares Outstanding - Basic	545	547	544	545
- Diluted	553	555	552	554
Shares Outstanding at 6/30	544	541	544	541

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2012	2011
Risk and Insurance Services
Marsh	$1,413	$1,353	4%	(3)%	2%	6%
Guy Carpenter	275	257	7%	(2)%	(1)%	10%
Subtotal	1,688	1,610	5%	(3)%	2%	6%
Fiduciary Interest Income	10	10
Total Risk and Insurance Services	1,698	1,620	5%	(3)%	2%	6%
Consulting
Mercer	960	945	2%	(3)%	2%	3%
Oliver Wyman Group	381	374	2%	(4)%	(3)%	8%
Total Consulting	1,341	1,319	2%	(3)%	1%	4%
Corporate / Eliminations	(13)	(11)
Total Revenue	$3,026	$2,928	3%	(3)%	1%	5%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2012	2011
Marsh:
EMEA	$455	$445	2%	(7)%	4%	5%
Asia Pacific	181	169	6%	(3)%	—	10%
Latin America	87	83	5%	(9)%	—	14%
Total International	723	697	4%	(6)%	3%	7%
U.S. / Canada	690	656	5%	(1)%	2%	4%
Total Marsh	$1,413	$1,353	4%	(3)%	2%	6%
Mercer:
Retirement	$267	$271	(2)%	(4)%	1%	1%
Health and Benefits	255	241	6%	(3)%	3%	6%
Talent, Rewards & Communications	132	127	4%	(3)%	7%	1%
Outsourcing	178	188	(5)%	(2)%	(3)%	1%
Investments	128	118	9%	(4)%	6%	7%
Total Mercer	$960	$945	2%	(3)%	2%	3%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items such as: acquisitions, dispositions and transfers among businesses.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended
(Millions) (Unaudited)

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2012	2011
Risk and Insurance Services
Marsh	$2,792	$2,635	6%	(2)%	2%	6%
Guy Carpenter	632	597	6%	(1)%	(1)%	8%
Subtotal	3,424	3,232	6%	(2)%	2%	7%
Fiduciary Interest Income	21	22
Total Risk and Insurance Services	3,445	3,254	6%	(2)%	2%	7%

Consulting
Mercer	1,917	1,867	3%	(2)%	1%	3%
Oliver Wyman Group	737	713	3%	(2)%	(2)%	7%
Total Consulting	2,654	2,580	3%	(2)%	1%	4%

Corporate / Eliminations	(22)	(22)

Total Revenue	$6,077	$5,812	5%	(2)%	1%	6%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2012	2011
Marsh:
EMEA	$1,032	$996	4%	(5)%	4%	5%
Asia Pacific	323	294	10%	(1)%	1%	10%
Latin America	161	144	12%	(4)%	—	16%
Total International	1,516	1,434	6%	(4)%	3%	7%
U.S. / Canada	1,276	1,201	6%	—	2%	5%
Total Marsh	$2,792	$2,635	6%	(2)%	2%	6%

Mercer:
Retirement	$545	$552	(1)%	(3)%	1%	—
Health and Benefits	508	478	6%	(2)%	2%	6%
Talent, Rewards & Communications	257	244	5%	(2)%	5%	2%
Outsourcing	355	364	(3)%	(1)%	(4)%	2%
Investments	252	229	10%	(2)%	5%	7%
Total Mercer	$1,917	$1,867	3%	(2)%	1%	3%

Notes

Underlying revenue measures the change in revenue, using consistent currency exchange rates, excluding the impact of certain items such as: acquisitions, dispositions, and transfers among businesses.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)

The Company presents below certain additional financial measures that are "non-GAAP measures," within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss); adjusted operating margin; and adjusted income, net of tax.

The Company presents these non-GAAP measures to provide investors with additional information to analyze the Company's performance from period to period. Management also uses these measures to assess performance for incentive compensation purposes and to allocate resources in managing the Company's businesses.  However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP.  The Company's non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss.  The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or (loss), on a consolidated and segment basis, for the three months ended June 30, 2012 and 2011.  The following tables also present adjusted operating margin, which is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2012
Operating income (loss)	$401	$172	$(55)	$518
Add (deduct) impact of noteworthy items:
Restructuring charges (a)	1	4	2	7
Other (c)	—	—	(2)	(2)
Operating income adjustments	1	4	—	5
Adjusted operating income (loss)	$402	$176	$(55)	$523
Operating margin	23.6%	12.8%	N/A	17.1%
Adjusted operating margin	23.7%	13.1%	N/A	17.3%
Three Months Ended June 30, 2011
Operating income (loss)	$356	$152	$(43)	$465
Add (deduct) impact of noteworthy items:
Restructuring charges (a)	(2)	2	1	1
Settlement, legal and regulatory (b)	(2)	—	—	(2)
Other (c)	—	—	(2)	(2)
Operating income adjustments	(4)	2	(1)	(3)
Adjusted operating income (loss)	$352	$154	$(44)	$462
Operating margin	22.0%	11.5%	N/A	15.9%
Adjusted operating margin	21.7%	11.7%	N/A	15.8%

(a) Includes severance from restructuring activities and related charges, costs for future rent and other real estate costs, and fees and consulting costs related to recent acquisitions and cost reduction activities.

(b) Reflects settlements of and legal fees arising out of regulatory actions relating to market service agreements and other issues including indemnification of former employees for legal fees.
(c) Includes credits for payments received related to the Corporate Advisory and Restructuring businesses divested in 2008.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

The Company presents below certain additional financial measures that are “non-GAAP measures,” within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss); adjusted operating margin; and adjusted income, net of tax.

The Company presents these non-GAAP measures to provide investors with additional information to analyze the Company's performance from period to period. Management also uses these measures to assess performance for incentive compensation purposes and to allocate resources in managing the Company's businesses. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or (loss), on a consolidated and segment basis, for the six months ended June 30, 2012 and 2011. The following tables also present adjusted operating margin, which is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2012
Operating income (loss)	$818	$331	$(104)	$1,045
Add (deduct) impact of noteworthy items:
Restructuring charges (a)	—	7	4	11
Other (c)	—	—	(3)	(3)
Operating income adjustments	—	7	1	8

Adjusted operating income (loss)	$818	$338	$(103)	$1,053

Operating margin	23.7%	12.5%	N/A	17.2%
Adjusted operating margin	23.7%	12.7%	N/A	17.3%

Six Months Ended June 30, 2011
Operating income (loss)	$739	$280	$(82)	$937
Add (deduct) impact of noteworthy items:
Restructuring charges (a)	(2)	5	2	5
Settlement, legal and regulatory (b)	(2)	—	—	(2)
Other (c)	—	—	(5)	(5)
Operating income adjustments	(4)	5	(3)	(2)

Adjusted operating income (loss)	$735	$285	$(85)	$935

Operating margin	22.7%	10.9%	N/A	16.1%
Adjusted operating margin	22.6%	11.1%	N/A	16.1%

(a) Includes severance from restructuring activities and related charges, costs for future rent and other real estate costs, and fees and consulting costs related to recent acquisitions and cost reduction activities.

(b) Reflects settlements of and legal fees arising out of the regulatory actions relating to market service agreements and other issues including indemnification of former employees for legal fees.
(c) Includes credits for payments received related to the Corporate Advisory and Restructuring businesses divested in 2008.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Three and Six Months Ended June 30
(Millions) (Unaudited)

Adjusted income, net of tax
Adjusted income, net of tax is calculated as: the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding table.  The related adjusted diluted earnings per share as calculated under the two-class method, reflects reductions for the portion of each item attributable to non-controlling interests and participating securities so that the calculation is based only on the amounts attributable to common shareholders.

Reconciliation of the Impact of Non-GAAP Measures on diluted earnings per share - Three and Six Months Ended June 30, 2012 and 2011:
		Amount	Diluted EPS
Three Months Ended June 30, 2012
Income from continuing operations		$339
Less: Non-controlling interest, net of tax		8
Amount attributable to participating securities		—
Subtotal		$331	$0.60
Add operating income adjustments	$5
Deduct impact of income taxes	(1)
		4	0.01
Adjusted income, net of tax		$335	$0.61

		Amount	Diluted EPS
Six Months Ended June 30, 2012
Income from continuing operations		$693
Less: Non-controlling interest, net of tax		15
Amount attributable to participating securities		1
Subtotal		$677	$1.23
Add operating income adjustments	$8
Deduct impact of income taxes	(2)
		6	0.01
Adjusted income, net of tax		$683	$1.24

		Amount	Diluted EPS
Three Months Ended June 30, 2011
Income from continuing operations		$286
Less: Non-controlling interest, net of tax		7
Amount attributable to participating securities		2
Subtotal		$277	$0.50
(Deduct) operating income adjustments	$(3)
Add impact of income taxes	3
		—	—
Adjusted income, net of tax		$277	$0.50

		Amount	Diluted EPS
Six Months Ended June 30, 2011
Income from continuing operations		$605
Less: Non-controlling interest, net of tax		13
Amount attributable to participating securities		5
Subtotal		$587	$1.06
(Deduct) operating income adjustments	$(2)
Add impact of income taxes	3
		1	—
Adjusted income, net of tax		$588	$1.06

Marsh & McLennan Companies, Inc.
Supplemental Information
(Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Depreciation and amortization expense	$84	$82	$167	$165
Stock option expense	$9	$5	$20	$12
Contingent acquisition consideration expense (income)	$2	$—	$3	$(6)
Capital expenditures	$98	$75	$149	$142

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions) (Unaudited)

	June 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$1,504	$2,113
Net receivables	3,102	2,906
Other current assets	589	629
Total current assets	5,195	5,648

Goodwill and intangible assets	7,086	6,963
Fixed assets, net	800	804
Pension related assets	140	39
Deferred tax assets	1,153	1,205
Other assets	828	795
TOTAL ASSETS	$15,202	$15,454

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt	$259	$260
Accounts payable and accrued liabilities	1,758	2,016
Accrued compensation and employee benefits	916	1,400
Accrued income taxes	111	63
Dividends payable	126	—
Total current liabilities	3,170	3,739

Fiduciary liabilities	4,449	4,082
Less - cash and investments held in a fiduciary capacity	(4,449)	(4,082)
	—	—
Long-term debt	2,663	2,668
Pension, post-retirement and post-employment benefits	1,574	1,655
Liabilities for errors and omissions	466	468
Other liabilities	985	984

Total equity	6,344	5,940

TOTAL LIABILITIES AND EQUITY	$15,202	$15,454